Agreement and Plan of Reorganization

THIS AGREEMENT AND PLAN OF REORGANIZATION dated as of [—], 2010, is by and among each entity identified in Exhibits A, B and C hereto as an Acquired Company (each an “Acquired Company”), on behalf of each series thereof, as applicable, identified in Exhibits A, B and C hereto as an Acquired Fund (each an “Acquired Fund”), each entity identified in Exhibits A, B and C hereto as an Acquiring Company (the “Acquiring Company”), on behalf of each series thereof identified in Exhibits A, B and C hereto as an Acquiring Fund (each an “Acquiring Fund”), and, for purposes of Sections 6.3 and 9.2 of this Agreement, Columbia Management Investment Advisers, LLC (“Columbia”).

This Agreement shall be treated as if each reorganization between an Acquired Fund and its corresponding Acquiring Fund contemplated hereby had been the subject of a separate agreement.

This Agreement covers the following three categories of reorganizations: (i) the “RIC Reorganizations” indentified in Exhibit A, (ii) the “RIC-to-Partnership Reorganizations” identified in Schedule B, (iii) the “Partnership-to-Partnership Reorganizations” identified in Exhibit C.

This Agreement is intended to be and is adopted as, (i) with respect to the RIC Reorganizations, a plan of reorganization and liquidation within the meaning of Section 361(a) and Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and any successor provision, (ii) with respect to the Acquired Funds participating in the RIC-to-Partnership Reorganizations, a plan of liquidation within the meaning of Section 331 or Section 332 of the Code, as applicable, and (iii) with respect to the Partnership-to-Partnership Reorganizations, a plan of reorganization between two partnerships. The reorganization will consist of the transfer of all of the assets of each Acquired Fund attributable to each class of its shares in exchange for shares of the corresponding class of shares of the corresponding Acquiring Fund (the “Acquisition Shares”), and the assumption by each Acquiring Fund of the liabilities of the corresponding Acquired Fund and the distribution of the Acquisition Shares to the relevant shareholders of such Acquired Fund in liquidation of such Acquired Fund, all upon the terms and conditions set forth in this Agreement.

In consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. TRANSFER OF ASSETS OF EACH ACQUIRED FUND IN EXCHANGE FOR ASSUMPTION OF LIABILITIES AND ACQUISITION SHARES AND LIQUIDATION OF SUCH ACQUIRED FUND.

1.1.	Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein,

(a)	Each Acquired Fund will transfer and deliver to the corresponding Acquiring Fund, and each Acquiring Fund will acquire all the assets of the corresponding Acquired Fund, as set forth in paragraph 1.2;

(b)	Each Acquiring Fund will assume all of the corresponding Acquired Fund’s liabilities and obligations of any kind whatsoever, whether absolute, accrued, contingent or otherwise, in existence on the Closing Date (as defined in paragraph 1.2 hereof) (the “Obligations”), except that expenses of the reorganization contemplated hereby to be paid by the Acquired Fund pursuant to paragraph 9.2 shall not be assumed or paid by the Acquiring Fund; and

(c)	Each Acquiring Fund will issue and deliver to the corresponding Acquired Fund in exchange for the net assets attributable to each class of its shares a number of Acquisition Shares of the corresponding class (including fractional shares, if any) determined by dividing the value of such net assets, computed in the manner and as of the time and date set forth in paragraph 2.1, by the net asset value of one Acquisition Share of the corresponding class computed in the manner and as of the time and date set forth in paragraph 2.2. Such transactions shall take place at the closing provided for in paragraph 3.1 (the “Closing”).

1.2.

The assets of each Acquired Fund to be acquired by the corresponding Acquiring Fund shall consist of all cash, securities, dividends and interest receivable, receivables for shares sold and all other assets that are owned by the Acquired Fund on the closing date provided in paragraph 3.1 (the “Closing Date”) and any deferred expenses, other than unamortized reorganizational expenses, shown as an asset on the books of the Acquired Fund on the Closing Date. Each Acquiring Fund agrees that all rights to indemnification and all limitations of liability existing in favor of the corresponding Acquired Fund’s current and former trustees or directors and officers, acting in their capacities as such, under the corresponding Acquired Fund’s organizational documents as in effect as of the date of this Agreement or under any other agreement of the Acquired Fund shall survive the reorganization as obligations of the Acquiring Fund, and shall continue in full force and effect, without any amendment thereto, and shall constitute rights which may be asserted against the Acquiring Fund, its successors or assigns.

1.3.	As provided in paragraph 3.4, on or as soon after the Closing Date as is conveniently practicable (the “Liquidation Date”), each Acquired Fund will liquidate and distribute pro rata to its shareholders of record of each class of its shares, determined as of the close of business on the Valuation Date (as defined in paragraph 2.1), the Acquisition Shares of the corresponding class received by the Acquired Fund pursuant to paragraph 1.1. Such liquidation and distribution will be accomplished by the transfer of the Acquisition Shares then credited to the account of each Acquired Fund on the books of the corresponding Acquiring Fund to open accounts on the share records of the corresponding Acquiring Fund in the names of the Acquired Fund’s shareholders and representing the respective pro rata number of Acquisition Shares due such shareholders. The Acquiring Fund shall not be obligated to issue certificates representing Acquisition Shares in connection with such exchange.

1.4.	With respect to Acquisition Shares distributable pursuant to paragraph 1.3 to an Acquired Fund shareholder holding a certificate or certificates for shares of the Acquired Fund, if any, on the Valuation Date, the Acquired Fund will not permit such shareholder to receive Acquisition Share certificates therefor, exchange such Acquisition Shares for shares of other investment companies, effect an account transfer of such Acquisition Shares or pledge or redeem such Acquisition Shares until such Acquired Fund shareholder has surrendered all his or her outstanding certificates for Acquired Fund shares or, in the event of lost certificates, posted adequate bond.

1.5.	As soon as practicable after the Closing Date, each Acquired Fund shall make all filings and take all other steps as shall be necessary and proper to effect its complete dissolution under applicable state law. After the Closing Date, no Acquired Fund shall conduct any business except in connection with its dissolution.

2. VALUATION.

2.1.	For the purpose of paragraph 1, the value of each Acquired Fund’s assets to be acquired by the corresponding Acquiring Fund hereunder shall be the value of such assets computed as of the close of regular trading on the New York Stock Exchange on the business day next preceding the Closing (such time and date being herein called the “Valuation Date”) using the valuation procedures set forth in the organizational documents of the corresponding Acquiring Fund and the then current prospectus or prospectuses or statement or statements of additional information of the corresponding Acquiring Fund (collectively, as amended or supplemented from time to time, the “Acquiring Fund Prospectus”), after deduction for the expenses of the reorganization contemplated hereby to be paid by the Acquired Fund pursuant to paragraph 9.2, and shall be certified by the Acquired Fund.

2.2.	For the purpose of paragraph 2.1, the net asset value of an Acquisition Share of each class shall be the net asset value per share computed as of the close of regular trading on the New York Stock Exchange on the Valuation Date, using the valuation procedures set forth in the organizational documents of the Acquiring Fund and the Acquiring Fund Prospectus.

3. CLOSING AND CLOSING DATE.

3.1.	The Closing Date shall be on [INSERT DATE], or on such other date as the Acquiring Fund and Acquired Fund may agree. The Closing shall be held at Columbia’s offices, [One Financial Center, Boston, Massachusetts 02111] (or such other place as the parties may agree), at such time as the parties may agree.

3.2.

The portfolio securities of each Acquired Fund shall be made available by the Acquired Fund to the custodian for the corresponding Acquiring Fund (the “Custodian”), for examination no later than five business days preceding the Valuation Date. On the Closing Date, such portfolio securities and all the Acquired Fund’s cash shall be delivered by the Acquired Fund to the Custodian for the account of the corresponding Acquiring Fund, such portfolio securities to be duly endorsed in proper form for transfer in such manner and condition as to constitute good delivery thereof in accordance with the custom of brokers or, in the case of portfolio securities held in the U.S. Treasury Department’s book-entry system or by the Depository Trust Company, Participants Trust Company or other third party depositories, by transfer to the account of the Custodian in accordance with Rule 17f-4, Rule 17f-5 or Rule 17f-7, as the case may be, under the Investment Company Act of 1940, as amended (the “1940 Act”) and accompanied by all necessary federal and state stock transfer stamps or a check for the appropriate purchase price thereof. The cash delivered shall be in the form of currency or certified or official bank checks, payable to the order of “[Custodian], custodian for [Acquiring Fund].”

3.3.	In the event that on the Valuation Date (a) the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted, or (b) trading or the reporting of trading on the New York Stock Exchange or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of each Acquired Fund or the corresponding Acquiring Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored; provided that if trading shall not be fully resumed and reporting restored within three business days of the Valuation Date, this Agreement may be terminated by either the Acquired Fund or the corresponding Acquiring Fund upon the giving of written notice to the other party.

3.4.	At the Closing, each Acquired Fund or its transfer agent shall deliver to the corresponding Acquiring Fund or its designated agent a list of the names and addresses of the Acquired Fund’s shareholders and the number of outstanding shares of each class of the Acquired Fund owned by each Acquired Fund shareholder, all as of the close of business on the Valuation Date, certified by any Vice President, Secretary or Assistant Secretary of the Acquired Fund. The Acquiring Fund will provide to the Acquired Fund evidence satisfactory to the Acquired Fund that the Acquisition Shares issuable pursuant to paragraph 1.1 have been credited to the Acquired Fund’s account on the books of the Acquiring Fund. On the Liquidation Date, each Acquiring Fund will provide to the corresponding Acquired Fund evidence satisfactory to the corresponding Acquired Fund that such Acquisition Shares have been credited pro rata to open accounts in the names of the corresponding Acquired Fund’s shareholders as provided in paragraph 1.3.

3.5.	At the Closing, each party shall deliver to the other such bills of sale, instruments of assumption of liabilities, checks, assignments, stock certificates, receipts or other documents as such other party or its counsel may reasonably request in connection with the transfer of assets, assumption of liabilities and dissolution contemplated by paragraph 1.

4. REPRESENTATIONS AND WARRANTIES.

4.1.	Each Acquired Fund represents and warrants the following to the corresponding Acquiring Fund as of the date hereof and agrees to confirm the continuing accuracy and completeness in all material respects of the following on the Closing Date:

(a)	The Acquired Company is duly organized, validly existing and in good standing under the laws of its state of organization;

(b)	The Acquired Company is a duly registered investment company classified as a management company of the open-end type (or, in the case of RiverSource LaSalle International Real Estate Fund, Inc., of the closed-end type) and its registration with the Securities and Exchange Commission as an investment company under the 1940 Act is in full force and effect, and, as applicable, the Acquired Fund is a separate series thereof duly designated in accordance with the applicable provisions of the organizational documents of the Acquired Company and the 1940 Act;

(c)	The Acquired Fund is not in violation in any material respect of any provision of its organizational documents or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquired Fund is a party or by which the Acquired Fund is bound, and the execution, delivery and performance of this Agreement will not result in any such violation;

(d)	The Acquired Fund has no material contracts or other commitments (other than this Agreement and such other contracts as may be entered into in the ordinary course of its business) that if terminated may result in material liability to the Acquired Fund or under which (whether or not terminated) any material payments for periods subsequent to the Closing Date will be due from the Acquired Fund;

(e)	To the knowledge of the Acquired Fund, except as has been disclosed in writing to the corresponding Acquiring Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Acquired Fund, any of its properties or assets, or any person whom the Acquired Fund may be obligated to indemnify in connection with such litigation, proceeding or investigation, and the Acquired Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated hereby;

(f)	The statement of assets and liabilities, the statement of operations, the statement of changes in net assets, and the schedule of investments of the Acquired Fund, as of the last day of and for its most recently completed fiscal year, audited by the Acquired Fund’s independent registered public accounting firm (and, if applicable, an unaudited statement of assets and liabilities, statement of operations, statement of changes in net assets and schedule of investments for any subsequent semiannual period following the most recently completed fiscal year), copies of which have been furnished to the corresponding Acquiring Fund, fairly reflect the financial condition and results of operations of the Acquired Fund as of such dates and for the periods then ended in accordance with generally accepted accounting principles consistently applied, and the Acquired Fund has no known liabilities of a material amount, contingent or otherwise, other than those shown on the statements of assets and liabilities referred to above or those incurred in the ordinary course of its business since the last day of the Acquired Fund’s most recently completed fiscal year;

(g)	Since the last day of the Acquired Fund’s most recently completed fiscal year, there has not been any material adverse change in the Acquired Fund’s financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business), or any incurrence by the Acquired Fund of indebtedness, except as disclosed in writing to the corresponding Acquiring Fund. For the purposes of this subparagraph (g), distributions of net investment income and net realized capital gains, changes in portfolio securities, changes in the market value of portfolio securities or net redemptions shall be deemed to be in the ordinary course of business;

(h)	In the case of each Acquired Fund identified in Exhibit A or B, the Acquired Fund has met the requirements of subchapter M of the Code for treatment as a “regulated investment company” within the meaning of Sections 851 and 852 of the Code in respect of each taxable year since the commencement of its operations, and will continue to meet such requirements at all times through the Closing Date;

(i)	In the case of each Acquired Fund identified in Exhibit C, the Acquired Fund is a business enterprise that has not elected to be classified as an association taxable as a corporation and, based on its ownership by multiple insurance company separate accounts, has treated itself as a partnership for federal income tax purposes since the commencement of its operations, and will continue to treat itself as a partnership at all times through the Closing Date;

(j)	In the case of each Acquired Fund that serves as a funding vehicle for variable annuity and/or variable life insurance contracts, for all taxable years and all applicable quarters of the Acquired Fund since the commencement of its operations, the assets of the Acquired Fund have been sufficiently diversified that each segregated asset account investing all its assets in the Acquired Fund was adequately diversified within the meaning of Section 817(h) of the Code and applicable regulations thereunder;

(k)	As of the Closing Date, all federal, state and other tax returns and reports of the Acquired Fund required by law to have been filed by such date (giving effect to extensions) shall have been filed in accordance with Acquired Fund’s classification for tax purposes as set forth in paragraph 4.1(h) or (i) as applicable, and all federal, state and other taxes shown to be due on such returns and reports or on any assessment received shall have been paid, or provisions shall have been made for the payment thereof. All of the Acquired Fund’s tax liabilities will have been adequately provided for on its books. To the best of the Acquired Fund’s knowledge, it will not have had any tax deficiency or liability asserted against it or question with respect thereto raised by the Internal Revenue Service or by any state or local tax authority, and it will not be under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid;

(l)	Exhibit D hereto sets forth the authorized capital of the Acquired Fund. All issued and outstanding shares of the Acquired Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable (except as set forth in the most recent prospectus or prospectuses or statement or statements of additional information constituting part of the Acquired fund’s registration statement under the 1940 Act (collectively, as amended or supplemented from time to time, the “Acquired Fund Prospectus”)) by the Acquired Fund and will have been issued in compliance with all applicable registration or qualification requirements of federal and state securities laws. Except as set forth on Exhibit D hereto, no options, warrants or other rights to subscribe for or purchase, or securities convertible into, any shares of common stock of the Acquired Fund are outstanding and none will be outstanding on the Closing Date;

(m)	The Acquired Fund’s investment operations from inception to the date hereof have been in compliance in all material respects with the investment policies and investment restrictions set forth in the Acquired Fund Prospectus, except as previously disclosed in writing to the corresponding Acquiring Fund;

(n)	The execution, delivery and performance of this Agreement has been duly authorized by the directors or trustees, as applicable, of the Acquired Fund, and, upon approval thereof by the required majority of the shareholders of the Acquired Fund, this Agreement will constitute the valid and binding obligation of the Acquired Fund enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles;

(o)	The Acquisition Shares to be issued to the Acquired Fund pursuant to paragraph 1 will not be acquired for the purpose of making any distribution thereof other than to the Acquired Fund’s shareholders as provided in paragraph 1.3;

(p)	The information provided by the Acquired Fund for use in the Registration Statement and Prospectus/Proxy Statement referred to in paragraph 5.3 shall be accurate and complete in all material respects and shall comply with federal securities and other laws and regulations as applicable thereto;

(q)	No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated by this Agreement, except such as may be required under the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934, as amended (the “1934 Act”), the 1940 Act and state securities or “Blue Sky” laws (which terms used herein shall include the laws of the District of Columbia and of Puerto Rico);

(r)	At the Closing Date, the Acquired Fund will have good and marketable title to its assets to be transferred to the corresponding Acquiring Fund pursuant to paragraph 1.1 and will have full right, power and authority to sell, assign, transfer and deliver the Investments (as defined below) and any other assets and liabilities of the Acquired Fund to be transferred to the corresponding Acquiring Fund pursuant to this Agreement. At the Closing Date, subject only to the delivery of the Investments and any such other assets and liabilities and payment therefor as contemplated by this Agreement, the corresponding Acquiring Fund will acquire good and marketable title thereto and will acquire the Investments and any such other assets and liabilities subject to no encumbrances, liens or security interests whatsoever and without any restrictions upon the transfer thereof, except as previously disclosed to the corresponding Acquiring Fund. As used in this Agreement, the term “Investments” shall mean the Acquired Fund’s investments shown on the schedule of its investments as of the date of its most recently completed fiscal year, referred to in subparagraph 4.1(f) hereof, as supplemented with such changes in the portfolio as the Acquired Fund shall make, and changes resulting from stock dividends, stock split-ups, mergers and similar corporate actions through the Closing Date;

(s)

At the Closing Date, the Acquired Fund will have sold such of its assets, if any, as are necessary based on information provided by the corresponding Acquiring Fund and contingent on the accuracy of such information to assure that, after giving effect to the acquisition of the assets of the Acquired Fund pursuant to this Agreement, the Acquiring Fund, if classified as a “diversified company” within the meaning of

Section 5(b)(1) of the 1940 Act, will remain a “diversified company” and in compliance in all material respects with such other mandatory investment restrictions as are set forth in the Acquiring Fund Prospectus, as amended through the Closing Date; and

(t)	No registration of any of the Investments would be required if they were, as of the time of such transfer, the subject of a public distribution by either of the corresponding Acquiring Fund or the Acquired Fund, except as previously disclosed by the Acquired Fund to the corresponding Acquiring Fund.

4.2.	Each Acquiring Fund represents and warrants the following to the corresponding Acquired Fund as of the date hereof and agrees to confirm the continuing accuracy and completeness in all material respects of the following on the Closing Date:

(a)	The Acquiring Company is duly organized, validly existing and in good standing under the laws of its state of organization;

(b)	The Acquiring Company is a duly registered investment company classified as a management company of the open-end type and its registration with the Securities and Exchange Commission as an investment company under the 1940 Act is in full force and effect, and the Acquiring Fund, as applicable, is a separate series thereof duly designated in accordance with the applicable provisions of the organizational documents of the Acquiring Company and the 1940 Act;

(c)	The Acquiring Fund Prospectus conforms in all material respects to the applicable requirements of the 1933 Act and the rules and regulations of the Securities and Exchange Commission thereunder and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and there are no material contracts to which the Acquiring Fund is a party that are not referred to in the Acquiring Fund Prospectus or in the registration statement of which it is a part;

(d)	At the Closing Date, the Acquiring Fund will have good and marketable title to its assets;

(e)	The Acquiring Fund is not in violation in any material respect of any provisions of its organizational documents or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund is a party or by which the Acquiring Fund is bound, and the execution, delivery and performance of this Agreement will not result in any such violation;

(f)	To the knowledge of the Acquiring Fund, except as has been disclosed in writing to the corresponding Acquired Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Acquiring Fund, any of its properties or assets, or any person whom the Acquiring Fund may be obligated to indemnify in connection with such litigation, proceeding or investigation, and the Acquiring Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated hereby;

(g)	The statement of assets and liabilities, the statement of operations, the statement of changes in net assets, and the schedule of investments of the Acquiring Fund, as of the last day of and for its most recently completed fiscal year, audited by the Acquiring Fund’s independent registered public accounting firm (and, if applicable, an unaudited statement of assets and liabilities, statement of operations, statement of changes in net assets and schedule of investments for any subsequent semiannual period following the most recently completed fiscal year), copies of which have been furnished to the Acquired Fund, fairly reflect the financial condition and results of operations of the Acquiring Fund as of such dates and for the periods then ended in accordance with generally accepted accounting principles consistently applied, and the Acquiring Fund has no known liabilities of a material amount, contingent or otherwise, other than those shown on the statements of assets and liabilities referred to above or those incurred in the ordinary course of its business since the last day of the Acquiring Fund’s most recently completed fiscal year;

(h)	Since the last day of the Acquiring Fund’s most recently completed fiscal year, there has not been any material adverse change in the Acquiring Fund’s financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business), or any incurrence by the Acquiring Fund of indebtedness, except as disclosed in writing to the Acquired Fund. For the purposes of this subparagraph (h), distributions of net investment income and net realized capital gains, changes in portfolio securities, changes in the market value of portfolio securities or net redemptions shall be deemed to be in the ordinary course of business;

(i)	In the case of each Acquiring Fund identified in Exhibit A, the Acquiring Fund has met the requirements of subchapter M of the Code for treatment as a “regulated investment company” within the meaning of Sections 851 and 852 of the Code in respect of each taxable year since the commencement of operations, and will continue to meet such requirements at all times through the Closing Date;

(j)	(i) In the case of each Acquiring Fund identified in Exhibit B, the Acquiring Fund has been classified as a partnership for federal income tax purposes in respect of each taxable year since the commencement of its operations, and will continue to be classified as a partnership through the Closing Date and (ii) in the case of each Acquiring Fund identified in Exhibit C, the Acquiring Fund is a business enterprise that has not elected to be classified as an association taxable as a corporation and, based on its ownership by multiple insurance company separate accounts, has treated itself as a partnership for federal income tax purposes since the commencement of its operations, and will continue to treat itself as a partnership at all times through the Closing Date;

(k)	In the case of each Acquiring Fund that serves as a funding vehicle for variable annuity and/or variable life insurance contracts, for all taxable years and all applicable quarters of the Acquiring Fund since the commencement of its operations, the assets of the Acquiring Fund have been sufficiently diversified that each segregated asset account investing all its assets in the Acquiring Fund was adequately diversified within the meaning of Section 817(h) of the Code and applicable regulations thereunder;

(l)	As of the Closing Date, all federal, state and other tax returns and reports of the Acquiring Fund required by law to have been filed by such date (giving effect to extensions) shall have been filed in accordance with Acquired Fund’s classification for tax purposes as set forth in paragraph 4.2(i) or (j) as applicable, and all federal, state and other taxes shown to be due on such returns and reports or any assessments received shall have been paid, or provisions shall have been made for the payment thereof. All of the Acquiring Fund’s tax liabilities will have been adequately provided for on its books. To the best of the Acquiring Fund’s knowledge, it will not have not have had any tax deficiency or liability asserted against it or question with respect thereto raised by the Internal Revenue Service or by any state or local tax authority, and it will not be under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid;

(m)	Exhibit E hereto sets forth the authorized capital of the Acquiring Fund. All issued and outstanding shares of the Acquiring Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable (except as set forth in the Acquiring Fund Prospectus) by the Acquiring Fund and will have been issued in compliance with all applicable registration or qualification requirements of federal and state securities laws. Except as set forth on Exhibit E hereto, no options, warrants or other rights to subscribe for or purchase, or securities convertible into, any shares of common stock of the Acquiring Fund are outstanding and none will be outstanding on the Closing Date;

(n)	The Acquiring Fund’s investment operations from inception to the date hereof have been in compliance in all material respects with the investment policies and investment restrictions set forth in the Acquiring Fund Prospectus;

(o)	The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Acquiring Fund, and this Agreement constitutes the valid and binding obligation of the Acquiring Fund enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles;

(p)	The Acquisition Shares to be issued and delivered to the corresponding Acquired Fund pursuant to the terms of this Agreement will at the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued shares in the Acquiring Fund, and will be fully paid and non-assessable (except as set forth in the Acquiring Fund Prospectus) by the Acquiring Fund, and no shareholder of the Acquiring Fund will have any preemptive right of subscription or purchase in respect thereof;

(q)	The information to be furnished by the Acquiring Fund for use in the Registration Statement and Prospectus/Proxy Statement referred to in paragraph 5.3 shall be accurate and complete in all material respects and shall comply with federal securities and other laws and regulations applicable thereto; and

(r)	No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act and state securities or “Blue Sky” laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico).

5. COVENANTS OF EACH ACQUIRED FUND AND THE CORRESPONDING ACQUIRING FUND.

Each Acquired Fund and the corresponding Acquiring Fund hereby covenants and agrees with the other as follows:

5.1.	Each Acquiring Fund and each Acquired Fund will each operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include regular and customary periodic dividends and distributions.

5.2.	Each Acquired Fund will call a meeting of its shareholders to be held prior to the Closing Date to consider and act upon this Agreement and take all other reasonable action necessary to obtain the required shareholder approval of the transactions contemplated hereby.

5.3.	In connection with each Acquired Fund shareholders’ meeting referred to in paragraph 5.2, the corresponding Acquiring Fund will prepare a Prospectus/Proxy Statement for such meeting, to be included in a Registration Statement on Form N-14 (the “Registration Statement”), which the corresponding Acquiring Fund will prepare and file for registration under the 1933 Act of the Acquisition Shares to be distributed to each Acquired Fund’s shareholders pursuant hereto, all in compliance with the applicable requirements of the 1933 Act, the 1934 Act, and the 1940 Act.

5.4.	The information to be furnished by each Acquired Fund for use in the Registration Statement and the information to be furnished by the corresponding Acquiring Fund for use in the Prospectus/Proxy Statement, each as referred to in paragraph 5.3, shall be accurate and complete in all material respects and shall comply with federal securities and other laws and regulations thereunder applicable thereto.

5.5.	Each Acquiring Fund will advise the corresponding Acquired Fund promptly if at any time prior to the Closing Date the assets of such Acquired Fund include any securities that the Acquiring Fund is not permitted to acquire.

5.6.	Subject to the provisions of this Agreement, the Acquired Fund and the corresponding Acquiring Fund will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to cause the conditions to the other party’s obligations to consummate the transactions contemplated hereby to be met or fulfilled and otherwise to consummate and make effective such transactions.

5.7.	Each Acquiring Fund will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state securities or “Blue Sky” laws as it may deem appropriate in order to continue its operations after the Closing Date.

6. CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH ACQUIRED FUND.

The obligation of each Acquired Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the corresponding Acquiring Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:

6.1.	The corresponding Acquiring Fund shall have delivered to the Acquired Fund a certificate executed in its name by its President or a Vice President and its Treasurer or an Assistant Treasurer, in form and substance satisfactory to the Acquired Fund and dated as of the Closing Date, to the effect that the representations and warranties of the corresponding Acquiring Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and that the corresponding Acquiring Fund has complied with all the covenants and agreements and satisfied all of the conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Date.

6.2.	The Acquired Fund shall have received a favorable opinion of counsel to the corresponding Acquiring Fund, dated the Closing Date and in a form satisfactory to the Acquired Fund, to the following effect:

(a)	The Acquiring Company is duly organized and validly existing under the laws of its state of organization and has power to own all of its properties and assets and to carry on its business as presently conducted, and, as applicable, the Acquiring Fund is a separate series thereof duly constituted in accordance with the applicable provisions of the 1940 Act and the organizational documents of the Acquiring Company;

(b)	This Agreement has been duly authorized, executed and delivered on behalf of the corresponding Acquiring Fund and, assuming the Registration Statement and Prospectus/Proxy Statement referred to in paragraph 5.3 comply with applicable federal securities laws and assuming the due authorization, execution and delivery of this Agreement by the Acquired Fund, is the valid and binding obligation of the corresponding Acquiring Fund enforceable against the corresponding Acquiring Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles;

(c)	The corresponding Acquiring Fund has the power to assume the liabilities to be assumed by it hereunder and upon consummation of the transactions contemplated hereby the corresponding Acquiring Fund will have duly assumed such liabilities;

(d)	The Acquisition Shares to be issued for transfer to the Acquired Fund’s shareholders as provided by this Agreement are duly authorized and upon such transfer and delivery will be validly issued and outstanding and fully paid and nonassessable shares in the corresponding Acquiring Fund, and no shareholder of the corresponding Acquiring Fund has any preemptive right of subscription or purchase in respect thereof;

(e)	The execution and delivery of this Agreement did not, and the performance by the corresponding Acquiring Fund of its obligations hereunder will not, violate the corresponding Acquiring Fund’s organizational documents, or any provision of any agreement known to such counsel to which the corresponding Acquiring Fund is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment or decree to which such Acquiring Fund is a party or by which it is bound;

(f)	To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the corresponding Acquiring Fund of the transactions contemplated by this Agreement except such as may be required under state securities or “Blue Sky” laws or such as have been obtained;

(g)	Such counsel does not know of any legal or governmental proceedings relating to the Acquiring Fund existing on or before the date of mailing of the Prospectus/Proxy Statement referred to in paragraph 5.3 or the Closing Date required to be described in the Registration Statement that are not described as required;

(h)	The Acquiring Company is registered with the Securities and Exchange Commission as an investment company under the 1940 Act; and

(i)	To the knowledge of such counsel, except as has been disclosed in writing to the Acquired Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the corresponding Acquiring Fund or any of its properties or assets or any person whom the Acquired Fund may be obligated to indemnify in connection with such litigation, proceeding or investigation, and the corresponding Acquiring Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transaction contemplated hereby.

6.3.	For the period beginning at the Closing Date and ending not less than six years thereafter, Columbia, its successors and assigns, shall provide, or cause to be provided, liability coverage at least comparable in scope and amount to the liability coverage currently applicable to any former and/or current trustees/directors and officers of the Acquired Funds as of the date of this Agreement, covering the actions of such trustees/directors and officers of the Acquired Funds for the period(s) they served as such. Any related costs or expenses shall be allocated based on paragraph 9.2.

6.4	Each of Columbia Balanced Fund and Columbia Large Cap Growth Fund, as applicable, shall have certified to the Acquired Fund that the shareholders of such Acquiring Fund have approved the investment management services agreement approved by the applicable board of trustees/directors at its meeting held in September, 2010.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH ACQUIRING FUND.

The obligations of each Acquiring Fund to complete the transactions provided for herein shall be subject, at its election, to the performance by the corresponding Acquired Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:

7.1.	The corresponding Acquired Fund shall have delivered to the Acquiring Fund a certificate executed in its name by its President or a Vice President and its Treasurer or an Assistant Treasurer, in form and substance satisfactory to the Acquiring Fund and dated as of the Closing Date, to the effect that the representations and warranties of the corresponding Acquired Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and that the corresponding Acquired Fund has complied with all the covenants and agreements and satisfied all of the conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Date;

7.2.	The Acquiring Fund shall have received a favorable opinion of counsel to the corresponding Acquired Fund dated the Closing Date and in a form satisfactory to the Acquiring Fund, to the following effect:

(a)	The Acquired Company is duly organized and validly existing under the laws of its state of organization and has power to own all of its properties and assets and to carry on its business as presently conducted, and the corresponding Acquired Fund, as applicable, is a separate series thereof duly constituted in accordance with the applicable provisions of the 1940 Act and the organizational documents of the Acquired Company;

(b)	This Agreement has been duly authorized, executed and delivered on behalf of the corresponding Acquired Fund and, assuming the Registration Statement and Prospectus/Proxy Statement referred to in paragraph 5.3 comply with applicable federal securities laws and assuming the due authorization, execution and delivery of this Agreement by the Acquiring Fund, is the valid and binding obligation of the corresponding Acquired Fund enforceable against the corresponding Acquired Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles;

(c)	The corresponding Acquired Fund has the power to sell, assign, transfer and deliver the assets to be transferred by it hereunder, and, upon consummation of the transactions contemplated hereby, the corresponding Acquired Fund will have duly transferred such assets to the Acquiring Fund;

(d)	The execution and delivery of this Agreement did not, and the performance by the corresponding Acquired Fund of its obligations hereunder will not, violate the corresponding Acquired Fund’s organizational documents or any provision of any agreement known to such counsel to which the corresponding Acquired Fund is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment or decree to which the corresponding Acquired Fund is a party or by which it is bound;

(e)	To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the corresponding Acquired Fund of the transactions contemplated by this Agreement, except such as have been obtained;

(f)	Such counsel does not know of any legal or governmental proceedings relating to the corresponding Acquired Fund existing on or before the date of mailing of the Prospectus/Proxy Statement referred to in paragraph 5.3 or the Closing Date required to be described in the Prospectus/Proxy Statement that are not described as required;

(g)	The Acquired Company is registered with the Securities and Exchange Commission as an investment company under the 1940 Act; and

(h)	To the knowledge of such counsel, except as has been disclosed in writing to the Acquiring Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the corresponding Acquired Fund or any of its properties or assets or any person whom the Acquiring Fund may be obligated to indemnify in connection with such litigation, proceeding or investigation, and the corresponding Acquired Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transaction contemplated thereby.

7.3.	With respect to the RIC Reorganizations and the RIC-to-Partnership Reorganizations, on or prior to the Closing Date, the corresponding Acquired Fund shall have declared a dividend or dividends which, together with all previous dividends, shall have the effect of distributing (i) all of the excess of (a) the corresponding Acquired Fund’s interest income excludable from gross income under Section 103(a) of the Code over (b) the corresponding Acquired Fund’s deductions disallowed under Sections 265 or 171(a)(2) of the Code, (ii) all of the corresponding Acquired Fund’s investment company taxable income as defined in Section 852 of the Code (in the case of both (i) and (ii) computed without regard to any deduction for dividends paid), and (iii) all of the corresponding Acquired Fund’s net capital gain realized (after reduction for any capital loss carryover); the amounts in (i), (ii) and (iii) shall in each case include amounts for both (x) the corresponding Acquired Fund’s taxable year that will end on the Closing Date, and (y) any prior taxable year of the corresponding Acquired Fund, to the extent such dividend or dividends are eligible to be treated as paid during such prior year under Section 855(a) of the Code.

7.4.	The corresponding Acquired Fund shall have furnished to the Acquiring Fund a certificate, signed by the President (or any Vice President) and the Treasurer (or Assistant Treasurer) of the corresponding Acquired Fund, as to the adjusted tax basis in the hands of the corresponding Acquired Fund of the securities delivered to the Acquiring Fund pursuant to this Agreement, and shall have delivered a copy of the tax books and records of the Acquired Fund necessary for purposes of preparing any tax returns required by law to be filed by the Acquiring Fund after the Closing Date.

7.5.	The custodian of the corresponding Acquired Fund shall have delivered to the Acquiring Fund a certificate identifying all of the assets of the corresponding Acquired Fund held by such custodian as of the Valuation Date.

8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH ACQUIRED FUND AND THE CORRESPONDING ACQUIRING FUND.

The respective obligations of each Acquired Fund and the corresponding Acquiring Fund hereunder are subject to the further conditions that on or before the Closing Date:

8.1.	This Agreement and the transactions contemplated herein shall have received all necessary shareholder approvals at the meeting of shareholders of each Acquired Fund referred to in paragraph 5.2.

8.2.	On the Closing Date, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated hereby.

8.3.	All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Securities and Exchange Commission and of state “Blue Sky” and securities authorities) deemed necessary by the Acquired Fund or the corresponding Acquiring Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except when failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquired Fund or the corresponding Acquiring Fund.

8.4.	The Registration Statement shall have become effective under the 1933 Act and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

8.5.	With respect to the RIC Reorganizations, the Acquired Fund and the corresponding Acquiring Fund shall have received a favorable opinion of Ropes & Gray LLP satisfactory to each of them (which opinion will be subject to certain qualifications), substantially to the effect that, on the basis of existing provisions of the Code, U.S. Treasury regulations promulgated thereunder, current administrative rules and court decisions, as further described below, for U.S. federal income tax purposes:

(a)	The transaction contemplated by this Agreement will constitute a reorganization within the meaning of Section 368(a)(1) of the Code, and the Acquired Fund and the Acquiring Fund will each be a “party to a reorganization” within the meaning of Section 368(b) of the Code;

(b)	Under Sections 361 and 357 of the Code, no gain or loss will be recognized by the Acquired Fund upon (i) the transfer of all its assets to the Acquiring Fund in exchange for Acquisition Shares and the assumption by the Acquiring Fund of all the liabilities of the Acquired Fund or (ii) the distribution of the Acquisition Shares by the Acquired Fund to its shareholders in liquidation;

(c)	Under Section 1032 of the Code, no gain or loss will be recognized by the Acquiring Fund upon receipt of the assets of the Acquired Fund in exchange for the Acquisition Shares and the assumption by the Acquiring Fund of all liabilities and obligations of the Acquired Fund;

(d)	Under Section 362(b) of the Code, the Acquiring Fund’s tax basis in the assets of the Acquired Fund transferred to the Acquiring Fund will be the same as the Acquired Fund’s tax basis of such assets immediately prior to the transfer;

(e)	Under Section 1223(2) of the Code, the Acquiring Fund’s holding periods for the assets received from the Acquired Fund will include the periods during which such assets were held by the Acquired Fund;

(f)	Under Section 354 of the Code, no gain or loss will be recognized by the Acquired Fund’s shareholders upon the exchange of all of their shares of the Acquired Fund for the Acquisition Shares;

(g)	Under Section 358 of the Code, the aggregate tax basis of Acquisition Shares received by a shareholder of the Acquired Fund will be the same as the aggregate tax basis of the Acquired Fund’s shares exchanged therefor;

(h)	Under Section 1223(1) of the Code, an Acquired Fund shareholder’s holding period for the Acquisition Shares received will be determined by including the shareholder’s holding period for the Acquired Fund shares exchanged therefor, provided the shareholder held such Acquired Fund shares as capital assets on the date of the exchange; and

(i)	The Acquiring Fund will succeed to and take into account the items of the Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury regulations thereunder.

Ropes & Gray LLP will express no view with respect to the effect of a reorganization on any transferred asset as to which any unrealized gain or loss is required to be recognized under U.S. federal income tax principles (i) at the end of a taxable year or upon the termination thereof or (ii) upon the transfer of such asset regardless of whether such a transfer would otherwise be a non-taxable transaction.

Each opinion will be based on certain factual certifications made by officers of the Acquired Fund and the corresponding Acquiring Fund, and will also be based on customary assumptions. Each opinion will note and distinguish certain published precedent. The opinions are not guarantees that the tax consequences of the reorganizations will be as described above. There is no assurance that the Internal Revenue Service or a court would agree with the opinions.

8.6.	With respect to the RIC-to-Partnership Reorganizations, the Acquired Fund and the corresponding Acquiring Fund shall have received a favorable opinion of Ropes & Gray LLP satisfactory to each of them (which opinion will be subject to certain qualifications), substantially to the effect that, on the basis of existing provisions of the Code, U.S. Treasury regulations promulgated thereunder, current administrative rules and court decisions, for U.S. federal income tax purposes:

(a)	Under Section 723 of the Code, the Acquiring Fund’s tax basis in the assets of the Acquired Fund transferred to the Acquiring Fund in the RIC-to-Partnership Reorganization will be the same as the Acquired Fund’s tax basis in such assets immediately prior to the RIC-to-Partnership Reorganization;

(b)	Under Section 1223(2) of the Code, the Acquiring Fund’s holding periods in the assets received from the Acquired Fund in the RIC-to-Partnership Reorganization will include the Acquired Fund’s holding periods in such assets; and

(c)	Under Sections 852(b) and 561(a) of the Code, the Acquired Fund’s distribution of the Acquisition Shares will eliminate the tax liability of the Acquired Fund with respect to any gain recognized upon the distribution of the Acquisition Shares to the Acquired fund shareholders.

The opinion will not address the tax consequences of the RIC-to-Partnership Reorganization to the Acquired Fund shareholders. Ropes & Gray LLP will express no view with respect to the effect of a reorganization on any transferred asset as to which any unrealized gain or loss is required to be recognized under U.S. federal income tax principles (i) at the end of a taxable year or upon the termination thereof or (ii) upon the transfer of such asset regardless of whether such a transfer would otherwise be a non-taxable transaction.

Each opinion will be based on certain factual certifications made by officers of the Acquired Fund and the corresponding Acquiring Fund, and will also be based on customary assumptions. The opinions are not guarantees that the tax consequences of the reorganizations will be as described above. There is no assurance that the Internal Revenue Service or a court would agree with the opinions.

8.7	With respect to the Partnership-to-Partnership Reorganizations, the Acquired Fund and the corresponding Acquiring Fund shall have received a favorable opinion of Ropes & Gray LLP satisfactory to each of them (which opinion will be subject to certain qualifications), substantially to the effect that, on the basis of existing provisions of the Code, U.S. Treasury regulations promulgated thereunder, current administrative rules and court decisions, for U.S. federal income tax purposes:

(a)	Under Section 723 of the Code, the Acquiring Fund’s tax basis in the assets of the Acquired Fund transferred to the Acquiring Fund in the Partnership-to-Partnership Reorganization will be the same as the Acquired Fund’s tax basis in such assets immediately prior to the Partnership-to-Partnership Reorganization; and

(b)	Under Section 1223(2) of the Code, the Acquiring Fund’s holding periods in the assets received from the Acquired Fund in the Partnership-to-Partnership Reorganization will include the Acquired Fund’s holding periods in such assets.

The opinion will not address the tax consequences of the Partnership-to-Partnership Reorganization to the Acquired Fund shareholders. Ropes & Gray LLP will express no view with respect to the effect of a reorganization on any transferred asset as to which any unrealized gain or loss is required to be recognized under U.S. federal income tax principles (i) at the end of a taxable year or upon the termination thereof or (ii) upon the transfer of such asset regardless of whether such a transfer would otherwise be a non-taxable transaction.

Each opinion will be based on certain factual certifications made by officers of the Acquired Fund and the corresponding Acquiring Fund, and will also be based on customary assumptions and certain other reasonable assumptions acceptable to Ropes & Gray LLP and the Acquired Fund and corresponding Acquiring Fund. The opinions are not guarantees that the tax consequences of the reorganizations will be as described above. There is no assurance that the Internal Revenue Service or a court would agree with the opinions.

8.8	At any time prior to the Closing, any of the foregoing conditions of this Agreement may be waived jointly by the Board of Trustees/Directors of each of the Acquired Fund and the corresponding Acquiring Fund, if, in their judgment, such waiver will not have a material adverse effect on the interests of the shareholders of the Acquired Fund or the corresponding Acquiring Fund.

9. BROKERAGE FEES AND EXPENSES.

9.1.	Each Acquired Fund and corresponding Acquiring Fund represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

9.2.	All fees paid to governmental authorities for the registration or qualification of the Acquisition Shares and all transfer agency costs related to the Acquisition Shares shall be allocated to the corresponding Acquiring Fund. All fees and expenses related to printing and mailing communications to Acquired Fund shareholders shall be allocated to the Acquired Fund. All of the other expenses of the transactions, including without limitation, accounting, legal and custodial expenses, contemplated by this Agreement shall be allocated equally between the Acquired Fund and the corresponding Acquiring Fund. The expenses detailed above shall be borne by the Fund to which they are allocated; except that Columbia shall bear such expenses to the extent such expenses exceed the anticipated reduction in expenses borne by the Fund’s shareholders over the first year following the reorganization. In the event the Closing does not occur, Columbia shall bear all such expenses.

10.	ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES.

10.1.	Each Acquired Fund and corresponding Acquiring Fund agrees that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.

10.2.	The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder except paragraphs 1.1, 1.2, 1.3, 1.5, 5.4, 5.6, 6.3, 9, 10, 13 and 14.

11.	TERMINATION.

11.1.	This Agreement may be terminated by the mutual agreement of each Acquired Fund and corresponding Acquiring Fund. In addition, either an Acquired Fund or the corresponding Acquiring Fund may at its option terminate this Agreement at or prior to the Closing Date because:

(a)	of a material breach by the other of any representation, warranty, covenant or agreement contained herein to be performed by the other party at or prior to the Closing Date;

(b)	a condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met; or

(c)	any governmental authority of competent jurisdiction shall have issued any judgment, injunction, order, ruling or decree or taken any other action restraining, enjoining or otherwise prohibiting this Agreement or the consummation of any of the transactions contemplated herein and such judgment, injunction, order, ruling, decree or other action becomes final and non-appealable; provided that the party seeking to terminate this Agreement pursuant to this Section 11.1(c) shall have used its reasonable best efforts to have such judgment, injunction, order, ruling, decree or other action lifted, vacated or denied. If the transactions contemplated by this Agreement have not been substantially completed by [September 30, 2011], this Agreement shall automatically terminate on that date unless a later date is agreed to by both the Acquired Fund and the corresponding Acquiring Fund.

11.2.	If for any reason the transactions contemplated by this Agreement are not consummated, no party shall be liable to any other party for any damages resulting therefrom, including without limitation consequential damages.

12. AMENDMENTS.

This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of each Acquired Fund and corresponding Acquiring Fund; provided, however, that following the shareholders’ meeting called by each Acquired Fund pursuant to paragraph 5.2 no such amendment may have the effect of changing the provisions for determining the number of the Acquisition Shares to be issued to shareholders of such Acquired Fund under this Agreement to the detriment of such shareholders without their further approval.

13. NOTICES.

Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the Acquired Fund or the corresponding Acquiring Fund, [One Financial Center, Boston, Massachusetts 02111], Attention: Secretary.

14. HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT; NON- RECOURSE.

14.1.	The article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

14.2.	This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

14.3.	This Agreement shall be governed by and construed in accordance with the domestic substantive laws of The Commonwealth of Massachusetts, without giving effect to any choice or conflicts of law rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction.

14.4.	This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

14.5.	[For Acquiring Trust that is a Massachusetts business trust only: A copy of the Declaration of Trust of the Acquiring Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, agent or employee of the Acquiring Trust shall have any personal liability under this Agreement, and that insofar as it relates to any Acquiring Fund, this Agreement is binding only upon the assets and properties of such Acquiring Fund.]

[THE REST OF THIS PAGE IS INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as set forth below.

[REGISTRANTS]
On behalf of each Acquired Fund

Attested by:

Name:	By:
Title:	Name:
Title:

[REGISTRANTS]
On behalf of each Acquiring Fund

Attested by:

Name:	By:
Title:	Name:
Title:

Solely for purposes of Sections 6.3 and 9.2 of the Agreement

Columbia Management Investment Advisers, LLC

Attested by:

By:
Name:	Name:
Title:	Title:

EXHIBIT A – RIC REORGANIZATIONS

Transaction #	Merger #	Acquired Company	Acquired Fund	Acquiring Company	Acquiring Fund
T01	M01	RiverSource Managers Series, Inc.	RiverSource Partners Fundamental Value Fund	CFSTI	Columbia Contrarian Core Fund

T02	M02	CFSTI	Columbia Blended Equity Fund	CFST	Columbia Large Cap Core Fund

T03	M03	CFSTI	Columbia Select Opportunities Fund	CFSTI	Columbia Strategic Investor Fund

T03	M04	CFSTI	Columbia Mid Cap Core Fund	CFSTI	Columbia Strategic Investor Fund

T04	M05	RiverSource Market Advantage Series, Inc.	RiverSource S&P 500 Index Fund	CFST	Columbia Large Cap Index Fund

T05	M06	CFSTI	Columbia Disciplined Value Fund	RiverSource Investment Series, Inc. *	Columbia Large Value Quantitative Fund (formerly, RiverSource Disciplined Large Cap Value Fund)

T06	M07	Seligman Capital Fund, Inc.	Seligman Capital Fund	CFSTI	Columbia Mid Cap Growth Fund

T07	M08	RiverSource Market Advantage Series, Inc.	RiverSource Small Company Index Fund	CFST	Columbia Small Cap Index Fund

T08	M09	CFST	Columbia Small Cap Growth Fund II	CFSTI	Columbia Small Cap Growth Fund I

T09	M10	RiverSource Dimensions Series, Inc.	RiverSource Disciplined Small Cap Value Fund	CFSTI	Columbia Small Cap Value Fund I

T10	M11	RiverSource Sector Series, Inc.	RiverSource Real Estate Fund	CFSTI	Columbia Real Estate Equity Fund

T10	M12	Seligman LaSalle Real Estate Fund Series, Inc.	RiverSource LaSalle Global Real Estate Fund	CFSTI	Columbia Real Estate Equity Fund

T10	M13	Seligman LaSalle Real Estate Fund Series, Inc.	RiverSource LaSalle Monthly Dividend Real Estate Fund	CFSTI	Columbia Real Estate Equity Fund

T10	M13A	RiverSource LaSalle International Real Estate Fund, Inc.	RiverSource LaSalle International Real Estate Fund, Inc.	CFSTI	Columbia Real Estate Equity Fund

T11	M14	CFSTI	Columbia Technology Fund	Seligman Global Fund Series, Inc. **	Columbia Seligman Global Technology Fund (formerly, Seligman Global Technology Fund)

*	The Board of RiverSource Investment Series, Inc. has approved the redomiciling of Columbia Large Value Quantitative Fund, a series of RiverSource Investment Series, Inc., into a newly created series of RiverSource Series Trust that has also been named Columbia Large Value Quantitative Fund. The redomiciling is subject to approval by shareholders of Columbia Large Value Quantitative Fund. If the redomiciling is approved by shareholders of Columbia Large Value Quantitative Fund, it is expected that the redomiciling will occur prior to the reorganization, in which case Columbia Large Value Quantitative Fund will be the existing series of RiverSource Series Trust. If the redomiciling has not been completed prior to the closing of the reorganization, Columbia Large Value Quantitative Fund will be the existing series of RiverSource Investment Series, Inc. Except as otherwise noted, information contained herein relating to Columbia Large Value Quantitative Fund applies to both the existing series of RiverSource Investment Series, Inc. and the newly-created series of RiverSource Series Trust.
**	The Board of Seligman Global Fund Series, Inc. has approved the redomiciling of Columbia Seligman Global Technology Fund, a series of Seligman Global Fund Series, Inc., into a newly created series of RiverSource Series Trust that has also been named Columbia Seligman Global Technology Fund. The redomiciling is subject to approval by shareholders of Columbia Seligman Global Technology Fund. If the redomiciling is approved by shareholders of Columbia Seligman Global Technology Fund, it is expected that the redomiciling will occur prior to the reorganization, in which case Columbia Seligman Global Technology Fund will be the existing series of RiverSource Series Trust. If the redomiciling has not been completed prior to the closing of the reorganization, Columbia Seligman Global Technology Fund will be the existing series of Seligman Global Fund Series, Inc. Except as otherwise noted, information contained herein relating to Columbia Seligman Global Technology Fund applies to both the existing series of Seligman Global Fund Series, Inc. and the newly-created series of RiverSource Series Trust.

Transaction #	Merger #	Acquired Company	Acquired Fund	Acquiring Company	Acquiring Fund
T13	M16	RiverSource International Series, Inc.	RiverSource Disciplined International Equity Fund	CFST	Columbia Multi-Advisor International Equity Fund

T13	M17	RiverSource International Series, Inc.	Threadneedle International Opportunity Fund	CFST	Columbia Multi-Advisor International Equity Fund

T13	M18	CFSTI	Columbia International Stock Fund	CFST	Columbia Multi-Advisor International Equity Fund

T13	M19	CFSTI	Columbia International Growth Fund	CFST	Columbia Multi-Advisor International Equity Fund

T15	M23	CFST	Columbia Global Value Fund	RiverSource Global Series, Inc. *	Columbia Global Equity Fund (formerly, Threadneedle Global Equity Fund)

T15	M24	CFSTI	Columbia World Equity Fund	RiverSource Global Series, Inc. *	Columbia Global Equity Fund(formerly, Threadneedle Global Equity Fund)

T15	M25	RiverSource Global Series, Inc.	Threadneedle Global Equity Income Fund	RiverSource Global Series, Inc. *	Columbia Global Equity Fund(formerly, Threadneedle Global Equity Fund)

*	The Board of RiverSource Global Series, Inc. has approved the redomiciling of Columbia Global Equity Fund, a series of RiverSource Global Series, Inc., into a newly created series of RiverSource Series Trust that has also been named Columbia Global Equity Fund. The redomiciling is subject to approval by shareholders of Columbia Global Equity Fund. If the redomiciling is approved by shareholders of Columbia Global Equity Fund, it is expected that the redomiciling will occur prior to the reorganization, in which case Columbia Global Equity Fund will be the existing series of RiverSource Series Trust. If the redomiciling has not been completed prior to the closing of the reorganization, Columbia Global Equity Fund will be the existing series of RiverSource Global Series, Inc. Except as otherwise noted, information contained herein relating to Columbia Global Equity Fund applies to both the existing series of RiverSource Global Series, Inc. and the newly-created series of RiverSource Series Trust.

Transaction #	Merger #	Acquired Company	Acquired Fund	Acquiring Company	Acquiring Fund
T16/T17	M26	CFST	Columbia High Income Fund	RiverSource Bond Series, Inc. *	Columbia Income Opportunities Fund (formerly, RiverSource Income Opportunities Fund)

T16/T17	M27	CFSTI	Columbia Conservative High Yield Fund	RiverSource Bond Series, Inc. *	Columbia Income Opportunities Fund (formerly, Riversource Income Opportunities Fund)

T18	M28	CFST	Columbia Total Return Bond Fund	CFSTI	Columbia Intermediate Bond Fund

T19	M29	CFSTI	Columbia Core Bond Fund	CFSTI	Columbia Bond Fund

T19	M30	CFSTI	Columbia Short-Intermediate Bond Fund	CFSTI	Columbia Bond Fund

T20	M31	RiverSource Government Income Series, Inc.	RiverSource Short Duration U.S. Government Fund	CFST	Columbia Short Term Bond Fund

T21	M32	RiverSource Strategic Allocation Series, Inc.	RiverSource Strategic Income Allocation Fund	CFSTI	Columbia Strategic Income Fund

T22	M33	RiverSource California Tax-Exempt Trust	RiverSource California Tax-Exempt Fund	CFSTI	Columbia California Tax-Exempt Fund

T22	M34	Seligman Municipal Series Trust	Seligman California Municipal High-Yield Fund	CFSTI	Columbia California Tax-Exempt Fund

T22	M35	Seligman Municipal Series Trust	Seligman California Municipal Quality Fund	CFSTI	Columbia California Tax-Exempt Fund

T23	M36	RiverSource Special Tax-Exempt Series Trust	RiverSource New York Tax-Exempt Fund	CFSTI	Columbia New York Tax-Exempt Fund

T23	M37	Seligman Municipal Fund Series, Inc.	Seligman New York Municipal Fund	CFSTI	Columbia New York Tax-Exempt Fund

T24	M38	CFSTI	Columbia Connecticut Intermediate Municipal Bond Fund	CFSTI	Columbia Connecticut Tax-Exempt Fund

*	The Board of Riversource Bond Series, Inc. has approved the redomiciling of Columbia Income Opportunities Fund, a series of RiverSource Bond Series, Inc., into a newly created series of RiverSource Series Trust that has also been named Columbia Income Opportunities Fund. The redomiciling is subject to approval by shareholders of Columbia Income Opportunities Fund. If the redomiciling is approved by shareholders of Columbia Income Opportunities Fund, it is expected that the redomiciling will occur prior to the reorganization, in which case Columbia Income Opportunities Fund will be the existing series of RiverSource Series Trust. If the redomiciling has not been completed prior to the closing of the reorganization, Columbia Income Opportunities Fund will be the existing series of RiverSource Bond Series, Inc. Except as otherwise noted, information contained herein relating to Columbia Income Opportunities Fund applies to both the existing series of RiverSource Bond Series, Inc. and the newly-created series of RiverSource Series Trust.

Transaction #	Merger #	Acquired Company	Acquired Fund	Acquiring Company	Acquiring Fund
T25	M39	Seligman Municipal Fund Series, Inc.	Seligman Minnesota Municipal Fund	RiverSource Special Tax-Exempt Series Trust *	Columbia Minnesota Tax-Exempt Fund (formerly, RiverSource Minnesota Tax-Exempt Fund)

T26	M40	RiverSource Tax-Exempt Series, Inc.	RiverSource Intermediate Tax-Exempt Fund	CFSTI	Columbia Intermediate Municipal Bond Fund

T26	M41	CFSTI	Columbia New Jersey Intermediate Municipal Bond Fund	CFSTI	Columbia Intermediate Municipal Bond Fund

T26	M42	CFSTI	Columbia Rhode Island Intermediate Municipal Bond Fund	CFSTI	Columbia Intermediate Municipal Bond Fund

T26	M43	CFST	Columbia Georgia Intermediate Municipal Bond Fund	CFSTI	Columbia Intermediate Municipal Bond Fund

T26	M44	CFST	Columbia Maryland Intermediate Municipal Bond Fund	CFSTI	Columbia Intermediate Municipal Bond Fund

T27	M47	RiverSource Tax-Exempt Income Series, Inc.	RiverSource Tax-Exempt High Income Fund	CFSTI	Columbia Tax-Exempt Fund

T27	M48	Seligman Municipal Fund Series, Inc.	Seligman National Municipal Fund	CFSTI	Columbia Tax-Exempt Fund

T28	M49	RiverSource Market Advantage Series, Inc.	Columbia Portfolio Builder Total Equity Fund (formerly, RiverSource Portfolio Builder Total Equity Fund)	CFST	Columbia LifeGoal Growth Fund

*	The Board of Riversource Special Tax-Exempt Series Trust has approved the redomiciling of Columbia Minnesota Tax-Exempt Fund, a series of RiverSource Special Tax-Exempt Series Trust, into a newly created series of RiverSource Series Trust that has also been named Columbia Minnesota Tax-Exempt Fund. The redomiciling is subject to approval by shareholders of Columbia Minnesota Tax-Exempt Fund. If the redomiciling is approved by shareholders of Columbia Minnesota Tax-Exempt Fund, it is expected that the redomiciling will occur prior to the reorganization, in which case Columbia Minnesota Tax-Exempt Fund will be the existing series of RiverSource Series Trust. If the redomiciling has not been completed prior to the closing of the reorganization, Columbia Minnesota Tax-Exempt Fund will be the existing series of RiverSource Special Tax-Exempt Series Trust. Except as otherwise noted, information contained herein relating to Columbia Minnesota Tax-Exempt Fund applies to both the existing series of RiverSource Special Tax-Exempt Series Trust and the newly-created series of RiverSource Series Trust.

Transaction #	Merger #	Acquired Company	Acquired Fund	Acquiring Company	Acquiring Fund
T29	M50	RiverSource Income Series, Inc.	Columbia Income Builder Fund II (formerly, RiverSource Income Builder Moderate Income Fund)	RiverSource Income Series, Inc. *	Columbia Income Builder Fund (formerly, RiverSource Income Builder Basic Income Fund)

T29	M51	RiverSource Income Series, Inc.	Columbia Income Builder Fund III (formerly, RiverSource Income Builder Enhanced Income Fund)	RiverSource Income Series, Inc. *	Columbia Income Builder Fund (formerly, RiverSource Income Builder Basic Income Fund)

T30	M55	CFSTI	Columbia Asset Allocation Fund	CFST	Columbia LifeGoal Balanced Growth Portfolio

T30	M56	CFST	Columbia Asset Allocation Fund II	CFST	Columbia LifeGoal Balanced Growth Portfolio

T30	M57	CFSTI	Columbia Liberty Fund	CFST	Columbia LifeGoal Balanced Growth Portfolio

T31	M59	RiverSource Investment Series, Inc.	RiverSource Balanced Fund	CFSTI	Columbia Balanced Fund

T40	M68	Seligman Growth Fund, Inc.	Seligman Growth Fund, Inc.	CFSTI	Columbia Large Cap Growth Fund

T41	M69	RiverSource Dimensions Series, Inc.	RiverSource Disciplined Small & Mid Cap Equity Fund	CFST	Columbia Mid Cap Value Fund

T42	M70	CFSTI	Columbia Federal Securities Fund	RiverSource Government Income Series, Inc. **	Columbia U.S. Government Mortgage Fund (formerly, RiverSource U.S. Government Mortgage Fund)

*	The Board of Riversource Income Series, Inc. has approved the redomiciling of Columbia Income Builder Fund, a series of RiverSource Income Series, Inc., into a newly created series of RiverSource Series Trust that has also been named Columbia Income Builder Fund. The redomiciling is subject to approval by shareholders of Columbia Income Builder Fund. If the redomiciling is approved by shareholders of Columbia Income Builder Fund, it is expected that the redomiciling will occur prior to the reorganization, in which case Columbia Income Builder Fund will be the existing series of RiverSource Series Trust. If the redomiciling has not been completed prior to the closing of the reorganization, Columbia Income Builder Fund will be the existing series of RiverSource Income Series, Inc. Except as otherwise noted, information contained herein relating to Columbia Income Builder Fund applies to both the existing series of RiverSource Income Series, Inc. and the newly-created series of RiverSource Series Trust.
**	The Board of Riversource Government Income Series, Inc. has approved the redomiciling of Columbia U.S. Government Mortgage Fund, a series of RiverSource Government Income Series, Inc., into a newly created series of RiverSource Series Trust that has also been named Columbia U.S. Government Mortgage Fund. The redomiciling is subject to approval by shareholders of Columbia U.S. Government Mortgage Fund. If the redomiciling is approved by shareholders of Columbia U.S. Government Mortgage Fund, it is expected that the redomiciling will occur prior to the reorganization, in which case Columbia U.S. Government Mortgage Fund will be the existing series of RiverSource Series Trust. If the redomiciling has not been completed prior to the closing of the reorganization, Columbia U.S. Government Mortgage Fund will be the existing series of RiverSource Government Income Series, Inc. Except as otherwise noted, information contained herein relating to Columbia U.S. Government Mortgage Fund applies to both the existing series of RiverSource Government Income Series, Inc. and the newly-created series of RiverSource Series Trust.

Transaction #	Merger #	Acquired Company	Acquired Fund	Acquiring Company	Acquiring Fund
T43	M70A	RiverSource Selected Series, Inc.	RiverSource Precious Metals and Mining Fund	CFSTI	Columbia Energy and Natural Resources Fund

V05	M75	Seligman Portfolios, Inc.	Seligman Capital Portfolio	Columbia Funds Variable Insurance Trust I	Columbia Mid Cap Growth Fund, VS

V08	M78	Seligman Portfolios, Inc.	Seligman Communications and Information Portfolio	Seligman Portfolios, Inc. *	Seligman Global Technology Portfolio

V10	M80	Columbia Funds Variable Insurance Trust	Columbia Federal Securities Fund, VS	RiverSource Variable Series Trust	RiverSource Variable Portfolio - Short Duration U.S. Government Fund

V11	M81	RiverSource Variable Series Trust	RiverSource Variable Portfolio - Strategic Income Fund	Columbia Funds Variable Insurance Trust	Columbia Strategic Income Fund, VS

V12	M82	Columbia Funds Variable Insurance Trust	Columbia International Fund, VS	RiverSource Variable Series Trust	Threadneedle Variable Portfolio - International Opportunity Fund

Legend:

CFST: Columbia Funds Series Trust

CFST I: Columbia Funds Series Trust I

*	The Board of Seligman Portfolios, Inc. has approved the redomiciling of Seligman Global Technology Portfolio, a series of Seligman Portfolios, Inc., into a newly created series of RiverSource Series Trust that has also been named Seligman Global Technology Portfolio. The redomiciling is subject to approval by shareholders of Seligman Global Technology Portfolio. If the redomiciling is approved by shareholders of Seligman Global Technology Portfolio, it is expected that the redomiciling will occur prior to the reorganization, in which case Seligman Global Technology Portfolio will be the existing series of RiverSource Series Trust. If the redomiciling has not been completed prior to the closing of the reorganization, Seligman Global Technology Portfolio will be the existing series of Seligman Portfolios, Inc. Except as otherwise noted, information contained herein relating to Seligman Global Technology Portfolio applies to both the existing series of Seligman Portfolios, Inc. and the newly-created series of RiverSource Series Trust.

Share Class Mapping
Acquired Fund Share Class	Acquiring Fund Share Class
Class A (excluding Columbia Funds Variable Insurance Trust and Columbia Funds Variable Insurance Trust I)	Class A

Class B (excluding Columbia Funds Variable Insurance Trust and Columbia Funds Variable Insurance Trust I)	Class B

Class C	Class C

Class D (RiverSource)	Class A

Class E (RiverSource)	Class Z

Class I	Class I

Class R	Class R

Class R3	Class A

Class R4	Class R4

Class T	Class T

Class W	Class W

Class Y (Columbia)	Class Y

Class Y (RiverSource)	Class Z

Class Z	Class Z

Common Shares (Closed-End Fund Only)	Class Z

Class A (Columbia Funds Variable Insurance Trust and Columbia Funds Variable Insurance Trust I only)	Class 1

Class B (Columbia Funds Variable Insurance Trust and Columbia Funds Variable Insurance Trust I only)	Class 2 (Class 1, for Columbia Mid Cap Value, Variable Series only)

Class 1	Class 1

Class 2	Class 2

Class 3	Class 3

Class 4	Class 4

EXHIBIT B – RIC-TO-PARTNERSHIP REORGANIZATIONS

Transaction #	Merger #	Acquired Company	Acquired Fund	Acquiring Company	Acquiring Fund
V01	M71	Columbia Funds Variable Insurance Trust	Columbia S&P 500 Index Fund, VS	RiverSource Variable Series Trust	RiverSource Variable Portfolio – S&P 500 Index Fund

V02	M72	Columbia Funds Variable Insurance Trust	Columbia Large Cap Growth Fund, VS	RiverSource Variable Series Trust	Seligman Variable Portfolio – Growth Fund

V03	M73	Columbia Funds Variable Insurance Trust	Columbia Large Cap Value Fund, VS	RiverSource Variable Series Trust	RiverSource Variable Portfolio - Diversified Equity Income Fund

V04	M74	Seligman Portfolios, Inc.	Seligman Large-Cap Value Portfolio	RiverSource Variable Series Trust	Seligman Variable Portfolio - Larger-Cap Value Fund

V06	M76	Columbia Funds Variable Insurance Trust	Columbia Mid Cap Value Fund, VS	RiverSource Variable Series Trust	RiverSource Variable Portfolio - Mid Cap Value Fund

V07	M77	Seligman Portfolios, Inc.	Seligman Smaller-Cap Value Portfolio	RiverSource Variable Series Trust	Seligman Variable Portfolio - Smaller-Cap Value Fund

Share Class Mapping
Acquired Fund Share Class	Acquiring Fund Share Class
Class A (Columbia Funds Variable Insurance Trust only)	Class 1
Class B (Columbia Funds Variable Insurance Trust only)	Class 2
Class 1	Class 1
Class 2	Class 2
Class 3	Class 3
Class 4	Class 4

EXHIBIT C – PARTNERSHIP-TO-PARTNERSHIP REORGANIZATIONS

Transaction #	Merger #	Acquired Company	Acquired Fund	Acquiring Company	Acquiring Fund
V13	M83	RiverSource Variable Series Trust	Disciplined Asset Allocation Portfolios - Conservative	RiverSource Variable Series Trust	Variable Portfolio - Conservative Portfolio

V14	M84	RiverSource Variable Series Trust	Disciplined Asset Allocation Portfolios - Moderately Conservative	RiverSource Variable Series Trust	Variable Portfolio - Moderately Conservative Portfolio

V15	M85	RiverSource Variable Series Trust	Disciplined Asset Allocation Portfolios - Moderate	RiverSource Variable Series Trust	Variable Portfolio - Moderate Portfolio

V16	M86	RiverSource Variable Series Trust	Disciplined Asset Allocation Portfolios - Moderately Aggressive	RiverSource Variable Series Trust	Variable Portfolio - Moderately Aggressive Portfolio

V17	M87	RiverSource Variable Series Trust	Disciplined Asset Allocation Portfolios - Aggressive	RiverSource Variable Series Trust	Variable Portfolio - Aggressive Portfolio

Share Class Mapping
Acquired Fund Share Class	Acquiring Fund Share Class
Class 1	Class 1

Class 2	Class 2

Class 3	Class 3

Class 4	Class 4

EXHIBIT D – ACQUIRED FUND AUTHORIZED CAPITAL

Acquired Fund	Authorized Capital
RiverSource Partners Fundamental Value Fund
Columbia Blended Equity Fund
Columbia Select Opportunities Fund
Columbia Mid Cap Core Fund
RiverSource S&P 500 Index Fund
Columbia Disciplined Value Fund
Seligman Capital Fund
RiverSource Small Company Index Fund
Columbia Small Cap Growth Fund II
RiverSource Disciplined Small Cap Value Fund
RiverSource Real Estate Fund
RiverSource LaSalle Global Real Estate Fund
RiverSource LaSalle Monthly Dividend Real Estate Fund
RiverSource LaSalle International Real Estate Fund, Inc.
Columbia Technology Fund
RiverSource Disciplined International Equity Fund
Threadneedle International Opportunity Fund
Columbia International Stock Fund
Columbia International Growth Fund
Columbia Masters International Equity Portfolio
RiverSource Partners International Select Growth Fund
RiverSource Partners International Small Cap Fund
Columbia Global Value Fund
Columbia World Equity Fund
Threadneedle Global Equity Income Fund
Columbia High Income Fund
Columbia Conservative High Yield Fund
Columbia Total Return Bond Fund
Columbia Core Bond Fund
Columbia Short-Intermediate Bond Fund
RiverSource Short Duration U.S. Government Fund
RiverSource Strategic Income Allocation Fund
RiverSource California Tax-Exempt Fund
Seligman California Municipal High-Yield Fund
Seligman California Municipal Quality Fund
RiverSource New York Tax-Exempt Fund
Seligman New York Municipal Fund
Columbia Connecticut Intermediate Municipal Bond Fund
Seligman Minnesota Municipal Fund
RiverSource Intermediate Tax-Exempt Fund
Columbia New Jersey Intermediate Municipal Bond Fund
Columbia Rhode Island Intermediate Municipal Bond Fund
Columbia Georgia Intermediate Municipal Bond Fund
Columbia Maryland Intermediate Municipal Bond Fund
RiverSource Tax-Exempt High Income Fund
Seligman National Municipal Fund
Columbia Portfolio Builder Total Equity Fund
Columbia Income Builder Fund II
Columbia Income Builder Fund III
Columbia Asset Allocation Fund

Acquired Fund	Authorized Capital
Columbia Asset Allocation Fund II
Columbia Liberty Fund
RiverSource Balanced Fund
Seligman Growth Fund, Inc.
RiverSource Disciplined Small & Mid Cap Equity Fund
Columbia Federal Securities Fund
RiverSource Precious Metals and Mining Fund
Seligman Capital Portfolio
Seligman Communications and Information Portfolio
Columbia Federal Securities Fund, VS
RiverSource Variable Portfolio - Strategic Income Fund
Columbia International Fund, VS
Columbia S&P 500 Index Fund, VS
Columbia Large Cap Growth Fund, VS
Columbia Large Cap Value Fund, VS
Seligman Large-Cap Value Portfolio
Columbia Mid Cap Value Fund, VS
Seligman Smaller-Cap Value Portfolio
Disciplined Asset Allocation Portfolios – Conservative
Disciplined Asset Allocation Portfolios – Moderately Conservative
Disciplined Asset Allocation Portfolios – Moderate
Disciplined Asset Allocation Portfolios – Moderately Aggressive
Disciplined Asset Allocation Portfolios – Aggressive

EXHIBIT E – ACQUIRING FUND AUTHORIZED CAPITAL

Acquiring Fund	Authorized Capital
Columbia Contrarian Core Fund
Columbia Large Cap Core Fund
Columbia Strategic Investor Fund
Columbia Large Cap Index Fund
Columbia Large Value Quantitative Fund
Columbia Mid Cap Growth Fund
Columbia Small Cap Index Fund
Columbia Small Cap Growth Fund I
Columbia Small Cap Value Fund I
Columbia Real Estate Equity Fund
Columbia Seligman Global Technology Fund
Columbia Multi-Advisor International Equity Fund
Columbia Acorn International Fund
Columbia Global Equity Fund
Columbia Income Opportunities Fund
Columbia Intermediate Bond Fund
Columbia Bond Fund
Columbia Short Term Bond Fund
Columbia Strategic Income Fund
Columbia California Tax-Exempt Fund
Columbia New York Tax-Exempt Fund
Columbia Connecticut Tax-Exempt Fund
Columbia Minnesota Tax-Exempt Fund
Columbia Intermediate Municipal Bond Fund
Columbia Tax-Exempt Fund
Columbia LifeGoal Growth Portfolio
Columbia Income Builder Fund
Columbia LifeGoal Balanced Growth Portfolio
Columbia Balanced Fund
Columbia Large Cap Growth Fund
Columbia Mid Cap Value Fund
Columbia U.S. Government Mortgage Fund
Columbia Energy and Natural Resources Fund
Columbia Mid Cap Growth Fund, VS
Seligman Global Technology Portfolio
RiverSource Variable Portfolio – Short Duration U.S. Government Fund
Columbia Strategic Income Fund, VS
Threadneedle Variable Portfolio – International Opportunity Fund
RiverSource Variable Portfolio – S&P 500 Index Fund
Seligman Variable Portfolio – Growth Fund
RiverSource Variable Portfolio – Diversified Equity Income Fund
Seligman Variable Portfolio – Larger-Cap Value Fund
RiverSource Variable Portfolio – Mid Cap Value Fund
Seligman Variable Portfolio – Smaller-Cap Value Fund
Variable Portfolio – Conservative Portfolio
Variable Portfolio – Moderately Conservative Portfolio
Variable Portfolio – Moderate Portfolio
Variable Portfolio – Moderately Aggressive Portfolio
Variable Portfolio – Aggressive Portfolio